EXHIBIT 99.1


                        WERNER ENTERPRISES, INC.
                           14507 Frontier Road
                             P. O. Box 45308
                          Omaha, Nebraska 68145


FOR IMMEDIATE RELEASE                         Contacts:  John J. Steele
---------------------           Executive Vice President, Treasurer and
                                                Chief Financial Officer
                                                         (402) 894-3036


                                               Robert E. Synowicki, Jr.
                                           Executive Vice President and
                                              Chief Information Officer
                                                         (402) 894-3350


   WERNER ENTERPRISES REPORTS THIRD QUARTER 2009 REVENUES AND EARNINGS

Omaha, Nebraska, October 19, 2009:
---------------------------------

     Werner Enterprises, Inc. (NASDAQ: WERN), one of the nation's largest transportation and logistics companies, reported revenues and earnings for the third quarter ended September 30, 2009.

     Revenues decreased 27% to $429.3 million in third quarter 2009 compared to $584.1 million in third quarter 2008. Trucking revenues, excluding fuel surcharges, declined 13% to $319.3 million in third quarter 2009 compared to $367.4 million in third quarter 2008. Value Added Services ("VAS") revenues declined 22% for the reasons explained later in this earnings release and were $57.7 million in third quarter 2009 compared to $73.6 million in third quarter 2008. VAS revenues increased 14% from second quarter 2009 to third quarter 2009. Earnings per diluted share decreased 16% to 26 cents in third quarter 2009 compared to 31 cents in third quarter 2008. Earnings per diluted share increased from 10 cents in first quarter 2009 to 18 cents in second quarter 2009 to 26 cents in third quarter 2009.

     The freight market continued to be challenging in third quarter 2009, however freight volumes showed some encouraging seasonal improvement as the quarter progressed. Shipper destocking of inventory that occurred earlier this year has slowed and stabilized inventory levels, which had a sequentially positive impact on freight shipments. Also, management believes a portion of the Company's improving freight demand is caused by shippers acknowledging and adjusting to the increasing risk of relying on highly leveraged carriers. Freight shipment trends in fourth quarter 2009 will depend on the strength of consumer demand during the holiday season. Pricing remains extremely competitive, due principally to the high level of customer bid programs that occurred in the first half of 2009.

     Werner proactively adapted to the softer freight market conditions by reducing its average fleet size by 10% when comparing third quarter 2009 to third quarter 2008. Fewer trucks and 1% lower miles per truck reduced the Company's total miles by 11% over this same period. Having fewer trucks in service also lowered the Company's freight requirements and thereby reduced the Company's need to book less attractive and less profitable freight to keep its trucks and drivers productive.

Management believes that excess capacity in the trucking industry continues to be supported by lender leniency that is not ultimately sustainable. Based on current market conditions and as a commitment to its customer base, the Company does not plan to make further reductions to its fleet, unless there is a significant decline in the freight market or a loss of customer business.

     Werner continues to diversify its business model with the goal of a balanced portfolio of One-Way Truckload (which includes the Regional, medium-to-long-haul Van, and Expedited fleets), Dedicated, and Logistics. Within One-Way Truckload, the Company continues to reduce its medium-to-long-haul Van fleet and grow its Regional fleet. The Company's specialized services division, primarily Dedicated, increased its fleet in a difficult market to over 3,350 trucks.

     Diesel fuel prices were lower by about $1.60 per gallon in third quarter 2009 compared to third quarter 2008. Diesel fuel prices rose during second quarter 2008 and into July 2008, before declining rapidly during the last five months of 2008. Lower diesel fuel prices in third quarter 2009 helped to reduce the cost of non-billable gallons used for truck idle time, empty miles, and out-of-route miles. In addition, the Company continued to achieve meaningful fuel miles per gallon ("mpg") improvements through its ongoing fuel management programs, which also helped reduce the Company's fuel costs. Due strictly to mpg improvements from these fuel management programs, which began in March 2008, Werner purchased 1.2 million fewer gallons of diesel fuel in third quarter 2009 compared to third quarter 2008. This fuel savings alone reduced the Company's carbon emissions by nearly 13,000 tons.

     For the first 19 days of October 2009 fuel prices have increased 29 cents per gallon and averaged 81 cents per gallon less than the same period of 2008. During periods of rising fuel prices, a lag occurs between the timing of the fuel cost increases and the delayed recovery of fuel surcharge revenues. As noted in the Company's prior earnings releases, the large decline in diesel fuel prices in the second half of 2008 had a temporary favorable impact on net fuel costs (fuel expense, less fuel surcharge revenues) in third quarter 2008 and fourth quarter 2008.

     In the latter months of 2008, the Company intensified its efforts to aggressively manage controllable costs and adapt to a smaller fleet. In addition to raising fuel mpg, during the first nine months of 2009 Werner improved its trucking tractor-to-non-driver ratio by 14% and reduced numerous other operating expenses. Superior service to customers, both external and internal, was not compromised. In addition, a broad-based, company-wide safety campaign was implemented in June 2009 with the objective of reducing the frequency and severity of accidents and lowering insurance and claims expense. Initial results from this safety initiative, while in the early stages of development, are encouraging.

     Werner's wholly owned subsidiary, Fleet Truck Sales, realized lower gains on sales of assets, primarily trucks and trailers, of $0.9 million in third quarter 2009 compared to $2.8 million in third quarter 2008. Buyer demand for used trucks and trailers remains low due to the weak freight market and recessionary economy. As a result, the average gains per truck and trailer sold decreased in third quarter 2009 compared to third quarter 2008. Gains on sales are reflected as a reduction of Other Operating Expenses in the Company's income statement.

     To provide shippers with additional sources of managed capacity and network analysis, Werner continues to develop its non-asset-based VAS segment. VAS includes Brokerage, Freight Management, Intermodal and Werner Global Logistics.



Value Added Services (amounts in 000's)          3Q09              3Q08
---------------------------------------    ----------------  ----------------
Revenues                                    $57,685  100.0%   $73,586  100.0%
Rent and purchased transportation expense    47,840   82.9     62,838   85.4
                                           --------          --------
Gross margin                                  9,845   17.1     10,748   14.6
Other operating expense                       6,040   10.5      6,429    8.7
                                           --------          --------
Operating income                             $3,805    6.6     $4,319    5.9
                                           ========          ========

                                                YTD09             YTD08
                                           ----------------  ----------------
Revenues                                   $155,627  100.0%  $203,401  100.0%
Rent and purchased transportation expense   129,119   83.0    173,358   85.2
                                           --------          --------
Gross margin                                 26,508   17.0     30,043   14.8
Other operating expenses                     18,179   11.7     18,373    9.1
                                           --------          --------
Operating income                             $8,329    5.3    $11,670    5.7
                                           ========          ========


     VAS revenues, gross margins, and operating income declined in third quarter 2009 compared to third quarter 2008 due to three factors: (1) a reduction in the average revenue per shipment of 19% due to lower fuel prices and lower customer rates, (2) shifting significantly more shipments not committed to third-party capacity providers to the Truckload Transportation Services ("Truckload") segment to help cushion the impact of a soft freight market, which resulted in lower revenues and gross margin in the VAS segment and (3) a reduction in the number of industry freight shipments because of the weaker freight market and recessionary economy. The following table shows the change in shipment volume and average revenue (excluding logistics fee revenue) per shipment for all VAS shipments:


                                    3Q09        3Q08      Difference    % Change
                                  --------    --------    ----------    --------
Total VAS shipments                 64,679      60,950         3,729          6%
Less: Non-committed shipments to
   Truckload segment               (25,290)    (17,655)       (7,635)        43%
                                  --------    --------    ----------
Net VAS shipments                   39,389      43,295        (3,906)        -9%
                                  ========    ========    ==========
Average revenue per shipment        $1,325      $1,642         ($317)       -19%
                                  ========    ========    ==========


     Brokerage  revenues  declined due to the factors described  in  the paragraph above, however its gross margin percentage improved by 160 basis points. Freight Management revenues declined due to reduced shipments with existing customers. Intermodal revenues and gross margins declined due to an extremely weak and competitive intermodal market in third quarter 2009. Werner Global Logistics achieved meaningful revenue and profit improvement.

     Comparisons  of  the  operating  ratios  (net  of  fuel   surcharge
revenues) for the Truckload segment and VAS segment for third quarters 2009 and 2008 and year-to-date 2009 and 2008 are shown below.


Operating Ratios                     3Q09     3Q08    Difference
----------------                     -----    -----   ----------
Truckload Transportation Services    90.5%    91.0%     (0.5)%
Value Added Services                 93.4     94.1      (0.7)


                                     YTD09    YTD08   Difference
                                     -----    -----   ----------
Truckload Transportation Services    93.8%    93.8%       0.0%
Value Added Services                 94.7     94.3        0.4


     Fluctuating fuel prices and fuel surcharge collections impact the total company operating ratio and the Truckload segment's operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting against fuel expenses. Eliminating fuel surcharge revenues, which are generally a more volatile source of revenue, provides a more consistent basis for comparing the results of operations from period to period. The Truckload segment's operating ratios for third quarter 2009 and third quarter 2008 are 91.8% and 93.4%, respectively, and for year-to-date 2009 and 2008 are 94.5% and 95.3%, respectively, when fuel surcharge revenues are reported as revenues instead of a reduction of operating expenses.

     The Company's financial position remains strong.  The Company ended
third   quarter  2009  with  no  debt  and  $105.8  million   of   cash.
Stockholder's equity was $776.4 million.


                                                INCOME STATEMENT DATA
                                                   (Unaudited)
                                       (In thousands, except per share amounts)

                                       Quarter     % of     Quarter     % of
                                        Ended    Operating   Ended    Operating
                                       9/30/09   Revenues   9/30/08   Revenues
                                       --------  ---------  --------  ---------
Operating revenues                     $429,273      100.0  $584,057      100.0
                                       --------  ---------  --------  ---------

Operating expenses:
   Salaries, wages and benefits         130,885       30.5   150,616       25.8

   Fuel                                  66,001       15.4   145,280       24.9
   Supplies and maintenance              34,403        8.0    41,566        7.1
   Taxes and licenses                    23,665        5.5    26,733        4.6
   Insurance and claims                  20,016        4.7    28,727        4.9
   Depreciation                          37,708        8.8    41,653        7.1
   Rent and purchased transportation     79,948       18.6   107,948       18.5
   Communications and utilities           3,841        0.9     4,769        0.8
   Other                                      1        0.0    (1,257)      (0.2)
                                       --------  ---------  --------  ---------
      Total operating expenses          396,468       92.4   546,035       93.5
                                       --------  ---------  --------  ---------
Operating income                         32,805        7.6    38,022        6.5
                                       --------  ---------  --------  ---------

Other expense (income):
   Interest expense                           3        0.0         3        0.0
   Interest income                         (418)      (0.1)   (1,012)      (0.2)
   Other                                   (100)       0.0        27        0.0
                                       --------  ---------  --------  ---------
      Total other expense (income)         (515)      (0.1)     (982)      (0.2)
                                       --------  ---------  --------  ---------

Income before income taxes               33,320        7.7    39,004        6.7
Income taxes                             14,328        3.3    16,558        2.9
                                       --------  ---------  --------  ---------
Net income                              $18,992        4.4   $22,446        3.8
                                       ========  =========  ========  =========

Diluted shares outstanding               72,110               71,825
                                       ========             ========
Diluted earnings per share                 $.26                 $.31
                                       ========             ========


                                                     OPERATING STATISTICS

                                            Quarter Ended            Quarter Ended
                                               9/30/09     % Change     9/30/08
                                            -------------  --------  -------------
Trucking revenues, net of fuel surcharge (1)     $319,291    -13.1%       $367,401
Trucking fuel surcharge revenues (1)               49,477    -63.5%        135,525
Non-trucking revenues, including VAS (1)           58,499    -23.1%         76,070
Other operating revenues (1)                        2,006    -60.4%          5,061
                                            -------------            -------------
     Operating revenues (1)                      $429,273    -26.5%       $584,057
                                            =============            =============

Average monthly miles per tractor                  10,184     -1.2%         10,306
Average revenues per total mile (2)                $1.440     -2.7%         $1.480
Average revenues per loaded mile (2)               $1.637     -3.6%         $1.699
Average percentage of empty miles                   12.01%    -6.8%          12.88%
Average trip length in miles (loaded)                 463    -14.1%            539
Total miles (loaded and empty) (1)                221,675    -10.7%        248,197
Average tractors in service                         7,256     -9.6%          8,028
Average revenues per tractor per week (2)          $3,385     -3.9%         $3,521
Capital expenditures, net (1)                     $50,004                  $14,421
Cash flow from operations (1)                     $68,956                  $69,002
Return on assets (annualized)                         6.0%                     6.5%
Total tractors (at quarter end)
     Company                                        6,635                    7,335
     Owner-operator                                   690                      705
                                            -------------            -------------
          Total tractors                            7,325                    8,040

Total trailers (truck and intermodal,
  quarter end)                                     24,310                   24,140


(1)  Amounts in thousands.
(2)  Net of fuel surcharge revenues.


                                                   INCOME STATEMENT DATA
                                                        (Unaudited)
                                           (In thousands, except per share amounts)

                                       Nine Months      % of     Nine Months      % of
                                          Ended      Operating      Ended      Operating
                                          9/30/09     Revenues      9/30/08     Revenues
                                       -----------   ---------   -----------   ---------
Operating revenues                      $1,226,832       100.0    $1,675,025       100.0
                                       -----------   ---------   -----------   ---------

Operating expenses:
   Salaries, wages and benefits            393,456        32.1       442,391        26.4
   Fuel                                    174,777        14.2       424,079        25.3
   Supplies and maintenance                105,627         8.6       123,336         7.4
   Taxes and licenses                       72,022         5.9        82,884         4.9
   Insurance and claims                     64,272         5.2        77,366         4.6
   Depreciation                            117,016         9.5       125,132         7.5
   Rent and purchased transportation       220,276        18.0       307,631        18.4
   Communications and utilities             12,232         1.0        14,828         0.9
   Other                                     1,083         0.1        (4,930)       (0.3)
                                       -----------   ---------   -----------   ---------
      Total operating expenses           1,160,761        94.6     1,592,717        95.1
                                       -----------   ---------   -----------   ---------
Operating income                            66,071         5.4        82,308         4.9
                                       -----------   ---------   -----------   ---------

Other expense (income):
   Interest expense                             82         0.0             9         0.0
   Interest income                          (1,344)       (0.1)       (3,049)       (0.2)
   Other                                      (352)        0.0            79         0.0
                                       -----------   ---------   -----------   ---------
      Total other expense (income)          (1,614)       (0.1)       (2,961)       (0.2)
                                       -----------   ---------   -----------   ---------

Income before income taxes                  67,685         5.5        85,269         5.1
Income taxes                                29,105         2.4        36,336         2.2
                                       -----------   ---------   -----------   ---------
Net income                                 $38,580         3.1       $48,933         2.9
                                       ===========   =========   ===========   =========

Diluted shares outstanding                  72,027                    71,575
                                       ===========               ===========
Diluted earnings per share                    $.54                      $.68
                                       ===========               ===========


                                                      OPERATING STATISTICS
                                                YTD 09      % Change      YTD 08
                                              ----------    --------    ----------
Trucking revenues, net of fuel surcharge (1)    $937,333      -13.6%    $1,084,402
Trucking fuel surcharge revenues (1)             122,636      -66.5%       366,223
Non-trucking revenues, including VAS (1)         158,614      -24.4%       209,699
Other operating revenues (1)                       8,249      -43.9%        14,701
                                              ----------                ----------
     Operating revenues (1)                   $1,226,832      -26.8%    $1,675,025
                                              ==========                ==========

Average monthly miles per tractor                  9,866       -3.2%        10,189
Average revenues per total mile (2)               $1.439       -1.8%        $1.466
Average revenues per loaded mile (2)              $1.650       -2.4%        $1.691
Average percentage of empty miles                  12.76%      -4.1%         13.31%
Average trip length in miles (loaded)                463      -14.3%           540
Total miles (loaded and empty) (1)               651,257      -11.9%       739,571
Average tractors in service                        7,334       -9.1%         8,065
Average revenues per tractor per week (2)         $3,277       -5.0%        $3,448
Capital expenditures, net (1)                    $76,749                   $80,391
Cash flow from operations (1)                   $169,306                  $189,212
Return on assets (annualized)                        4.1%                      4.8%
Total tractors (at quarter end)
     Company                                       6,635                     7,335
     Owner-operator                                  690                       705
                                              ----------                ----------
          Total tractors                           7,325                     8,040

Total trailers (truck and intermodal,
  quarter end)                                    24,310                    24,140


(1)  Amounts in thousands.
(2)  Net of fuel surcharge revenues.


                                                            BALANCE SHEET DATA
                                                    (In thousands, except share amounts)




                                                            9/30/09        12/31/08
                                                          ----------      ----------
                                                          (Unaudited)

ASSETS
Current assets:
   Cash and cash equivalents                                $105,750         $48,624
   Accounts receivable, trade, less allowance
      of $9,438 and $9,555, respectively                     180,390         185,936
   Other receivables                                          11,514          18,739
   Inventories and supplies                                   12,486          10,644
   Prepaid taxes, licenses and permits                         6,544          16,493
   Current deferred income taxes                              33,343          30,789
   Other current assets                                       18,730          20,659
                                                          ----------      ----------
      Total current assets                                   368,757         331,884
                                                          ----------      ----------

Property and equipment                                     1,579,769       1,613,102
Less - accumulated depreciation                              687,993         686,463
                                                          ----------      ----------
      Property and equipment, net                            891,776         926,639
                                                          ----------      ----------

Other non-current assets                                      16,167          16,795
                                                          ----------      ----------

                                                          $1,276,700      $1,275,318
                                                          ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                          $48,122         $46,684
   Current portion of long-term debt                               -          30,000
   Insurance and claims accruals                              76,297          79,830
   Accrued payroll                                            27,838          25,850
   Other current liabilities                                  22,603          19,006
                                                          ----------      ----------
      Total current liabilities                              174,860         201,370
                                                          ----------      ----------

Other long-term liabilities                                    8,199           7,406

Insurance and claims accruals, net of current portion        120,500         120,500

Deferred income taxes                                        196,739         200,512

Stockholders' equity:
   Common stock, $.01 par value, 200,000,000 shares
      authorized; 80,533,536 shares issued; 71,755,881
      and 71,576,267 shares outstanding, respectively            805             805
   Paid-in capital                                            92,897          93,343
   Retained earnings                                         854,345         826,511
   Accumulated other comprehensive loss                       (7,149)         (7,146)
   Treasury stock, at cost; 8,777,655 and 8,957,269
      shares, respectively                                  (164,496)       (167,983)
                                                          ----------      ----------
      Total stockholders' equity                             776,402         745,530
                                                          ----------      ----------
                                                          $1,276,700      $1,275,318
                                                          ==========      ==========


     Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated, medium-to-long-haul, regional and local van capacity, expedited, temperature-controlled and flatbed services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, load/mode and network optimization and freight forwarding. Werner, through its subsidiary companies, is a licensed U.S. NVOCC, U.S. Customs Broker, Class A Freight Forwarder in China, licensed China NVOCC, TSA-approved Indirect Air Carrier, and IATA Accredited Cargo Agent.

     Werner Enterprises, Inc.'s common stock trades on The NASDAQ Global Select MarketSM under the symbol "WERN". For further information about Werner, visit the Company's website at www.werner.com.

     Note: This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. For those reasons, undue reliance should not be placed on any such forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.